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                                                                   EXHIBIT 10.19



                                SUPPLY AGREEMENT



         This Agreement dated as of January 28, 1997 between Bio-Plexus, Inc., a Connecticut corporation, (sometimes referred to as "Supplier" or "Bio-Plexus"), and Johnson & Johnson Medical, Inc., a New Jersey corporation (sometimes referred to as "Purchaser" or "JJMI"), sets forth the terms and conditions on which the parties agree to have Supplier supply Purchaser with the catheter safety needle assembly, (sometimes referred to as the "SNA", "SNAs" or "Product") and to perform the following additional services (sometimes referred to as the "Contract Services"), all as specified below.

         1) Supply, Specifications and Contract Services. During the term of this Agreement, Supplier shall supply Purchaser with those quantities of the SNAs as ordered by Purchaser pursuant to this Agreement. The SNAs shall comply with the specifications (sometimes referred to as the "Specifications") as outlined on Exhibit 1 hereto, or as such Specifications may be modified in writing by the parties. In manufacturing the SNAs for Purchaser, Supplier shall not deviate from the Specifications without obtaining the prior written consent of Purchaser. The price for the SNAs shall be as described in Section 3 hereto.
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         At the request of Purchaser, Supplier shall also perform the Contract
Services as specified in Exhibit 1A hereto. The charges for the Contract Services shall be as set forth in Exhibit 1A, and shall remain in effect for the period specified in Exhibit 1A. The mechanism (if any) for adjusting the price for the Contract Services is also specified in Exhibit 1A. Supplier shall not deviate from the agreed-upon Contract Services specified herein without the prior written approval of Purchaser. If the parties agree to add any additional/alternative Contract Services hereunder, this must be documented in writing by the parties.

         During the term of this Agreement, unless Purchaser otherwise agrees in writing, Supplier shall not make or sell any SNAs (or any products which would reasonably be expected to compete with such SNAs), to the extent such items are for use in the Field as described in the Development and License Agreement dated as of January 28, 1997 between Supplier and Purchaser (the "Development/License Agreement").

         2) Forecasts and Orders. Once during each calendar quarter during the term of this Agreement, Purchaser shall provide Supplier with a non-binding written forecast of Purchaser's expected needs for the SNAs during the following four calendar quarters. Purchaser shall place any of its orders for the SNAs by written purchase order to Supplier, which shall be placed at least 90 days prior to the desired date of delivery, unless the parties otherwise

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agree in writing with respect to any specific orders. However, unless Supplier otherwise agrees in writing, Supplier shall not be obligated to supply more than 12,000,000 SNAs annually during the first two 12 month periods following commercial launch as referenced in Exhibit 2 hereto and not more than 18,000,000 SNAs annually during each subsequent 12 month period following commercial launch, unless Purchaser provides Supplier at least 12 months prior written notice with respect to such excess purchase amounts.

         During each respective 12 month period in the term of this Agreement, Purchaser shall purchase the respective minimum units of SNAs from Supplier as specified in Exhibit 2 hereto. Such minimums in an applicable 12 month period shall be appropriately reduced to the extent of any failure to supply by Supplier under this Agreement. In the event that Purchaser fails to purchase the applicable minimums for a respective 12 month period and is not otherwise relieved of such obligation pursuant to the terms of this Agreement, Supplier's exclusive remedies shall be as set forth in Exhibit 2 hereto.

         3) Purchase Price. The initial price for the SNAs shall be as set forth in Exhibit 3 hereto, and shall remain in effect for the period specified in
Exhibit 3. The mechanism (if any) for adjusting the price for the SNAs is also specified in Exhibit 3.

         The price charged by Supplier to Purchaser hereunder shall be F.O.B. Supplier's facility in Vernon Connecticut; but the risk of

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loss with respect to the SNAs shall remain with Supplier until the SNAs are delivered to Purchaser in accordance with this Agreement. Purchaser shall pay for each respective order of SNAs which it places pursuant to this Agreement within 30 days of receipt of such ordered SNAs (and applicable invoice therefor) provided that such SNAs comply with the terms of this Agreement. Unless otherwise directed by Purchaser, Supplier shall ship each order of SNAs to Purchaser at ____________, following shipping instructions provided by Purchaser.

         4) Replacement of Non-Conforming SNAs. Supplier agrees to promptly replace (at no additional charge to Purchaser) any SNAs supplied to Purchaser hereunder which do not fully comply with the terms of this Agreement. Purchaser agrees to give notice to Supplier of any defects in any such SNAs shipped to Purchaser hereunder as soon as reasonably possible after such defects are discovered by Purchaser.

         5) Manufacture in Accordance with Applicable Rules and Regulations. Supplier represents and warrants that all SNAs supplied in connection with this Agreement shall be manufactured by Supplier and all Contract Services from Supplier shall be performed in full compliance with all applicable laws and regulations and otherwise in compliance with this Agreement; and without limiting the foregoing, Supplier represents and warrants that it shall supply the SNAs in full compliance with all rules and regulations

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with respect to United States Good Manufacturing Practices ("GMP Requirements")
as such may be determined by the United States Food and Drug Administration ("FDA"). Purchaser has the right (upon reasonable notice to Supplier) to audit the facilities being used by Supplier for production of the SNAs to assure compliance with applicable rules and regulations, and Supplier shall promptly remedy any bona fide deficiencies which may be noted in any such audit. Supplier acknowledges that the preceding sentence granting Purchaser certain audit rights in no way relieves Supplier of any of its obligations under this Agreement, nor shall such provision require Purchaser to conduct any such audits.

         6) Certain Representations of Supplier. Supplier represents and warrants that its supplying of the SNAs to Purchaser under this Agreement does not conflict with any other agreement to which Supplier is a party, or with any rights of any other party.

         7) Responsibility for Damages Each party hereto ("Indemnifying Party") shall be responsible for and shall indemnify the other party hereto ("Indemnified Party") against all losses, costs, and expenses, including without limitation reasonable attorneys' fees ("Damages") to the extent any such Damages result directly from the failure of the Indemnifying Party to fully perform its obligations under this Agreement, or otherwise directly from the negligence or other fault of the Indemnifying Party, its agents or employees. Neither party shall be responsible for any

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indirect, speculative or consequential damages under this Agreement, provided that product recall expenses required due to the fault of a party hereto shall not be excluded Damages. To the extent an Indemnified Party makes claim for indemnification hereunder, the Indemnified Party shall give written notice to the Indemnifying Party reasonably setting forth the facts and circumstances in connection with the claim for indemnification.

         8) Term and Termination. This Agreement shall remain in effect for a period of 12 years (sometimes referred to as the "Initial Term") from the effective date hereof, unless sooner terminated as provided below. If the parties agree to extend the Agreement beyond the Initial Term, such agreement must be in writing signed by the parties.

         This Agreement may be terminated by one party at the end of a period of 60 days written notice to the other party if such other party is in material breach of any of its obligations under this Agreement, and if the defaulting party fails to remedy such breach by the end of such 60 day period (or be in the process of remedying such breach if the remedy in good faith cannot be completed within the 60 day notice period). In case of a termination under the provisions of the previous sentence, the non-defaulting party may pursue any remedy available in law or in equity under applicable law with respect to such breach. Any termination of this Agreement will not affect rights and obligations of the parties which have accrued prior to the date of termination.

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         Purchaser has the right, upon at least 100 days prior written notice to
Supplier, to terminate any of the Contract Services available from Supplier under this Agreement. In the event of such termination, Supplier shall be paid for any such Contract Services being terminated by Purchaser which are performed by Supplier in accordance with this Agreement up through the date of such termination.

         Purchaser has the right to terminate this Agreement along with the Development/License Agreement upon one year's prior written notice to Supplier. If Purchaser effects such termination within the first 3 years following commercial launch (as defined in Exhibit 2 hereto) for any reason other than breach by Supplier, then Purchaser shall, as Supplier's exclusive remedies: a) pay Supplier for the applicable minimum payments for the 12 month notice period as calculated under this Agreement and the Development/License Agreement; and b) forfeit (on an "as is" basis) the Purchaser's Tooling provided to Supplier under
Section 18 of this Agreement. If Purchaser effects such termination after the first 3 years following commercial launch (as defined in Exhibit 2 hereto) for any reason other than breach by Supplier, then Purchaser shall, as Supplier's exclusive remedies: a) pay Supplier for the applicable minimum payments for the 12 month notice period as calculated under this Agreement and the Development/License Agreement; and b) provide Supplier the opportunity to purchase (on an "as is" basis) the Purchaser's Tooling provided to Supplier under Section 18 of this Agreement. Such purchase if elected by

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Supplier, must be effected with Supplier and Purchaser within 60 days following the termination and shall be for a price equal to Purchaser's net book value for such Purchaser's Tooling.

         9) Force Majeure. If either party is prevented from performing any of its obligations hereunder (other than any obligation to pay money) due to any cause which is beyond the non-performing party's control, including without limitation fire, explosion, flood, or other acts of God ("Force Majeure Event"), such non-performing party shall not be liable for breach of this Agreement with respect to such non-performance, provided that the non-performing party gives immediate written notice to the other party of the Force Majeure Event and exercises all reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable.

         10) Confidential Information. All written information designated as confidential and exchanged between Supplier and Purchaser while this Agreement is in effect shall be treated as confidential information and neither party shall for 5 years (or such longer period as may be specified in writing) after such exchange, disclose such confidential information of the other party to any third party or otherwise use such confidential information (except in the performance of this Agreement) without the prior written approval of the other party, unless such information has become public knowledge through no fault of the party receiving

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such information, or comes to such party from a third party under no obligation of confidentiality with respect to such information, or was in the possession of such party prior to the date of disclosure.

         11) Notices. Any notice given by one party to the other hereunder shall be sent in writing or delivered personally as follows:

                  if to Purchaser:

                           Johnson & Johnson Medical, Inc.
                           2500 Arbrook Boulevard
                           P.O. Box 90130
                           Arlington, Texas 76004-3130
                           Attention: Dr. Jan H. Egberts

                  if to Supplier:

                           Bio-Plexus, Inc.
                           129 Reservoir Road
                           Vernon, Connecticut 06066
                           Attention: Mr. Carl Sahi;

or to such other address as the respective party shall designate by appropriate notice hereunder to the other party.

         12) Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13) Governing Law. This Agreement shall be construed pursuant to the internal laws of the State of New Jersey.

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         14) Assignment. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, but except as provided below, this Agreement shall not be assignable by either party without the prior written consent of the other party. Purchaser may assign this Agreement to any other subsidiary of Johnson & Johnson (the corporate parent of Purchaser) upon written notification to Supplier, provided that such assignment shall not relieve Purchaser of its obligations hereunder.

         15) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall be deemed to constitute only one Agreement.

         16) Entire Agreement. It is the desire and intent of the parties to provide certainty as to their future rights and remedies against each other by defining the extent of their undertakings herein. The parties have, in this Agreement incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement, and, except as provided for herein, neither party makes any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement (i) constitutes the entire agreement and understanding between the parties and there are no promises, representations, conditions, provisions or terms related

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thereto other than those set forth in this Agreement and (ii) supersedes all previous understandings, agreements and representations between the parties, written or oral with respect to the subject matter hereof. Any amendment to this Agreement must be in writing signed by the parties. The foregoing does not affect the Development/License Agreement which remains in effect between the parties and contains the terms as set forth therein.

         17. Arbitration of Disputes. Any unresolved controversy or claim arising out of or relating to this Agreement, or the parties' decision to enter into this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators) may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York and the arbitrators shall apply the substantive law governing this Agreement as provided herein, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. The arbitrators shall not award either party punitive damages and the parties shall be deemed to have waived any right to such damages.

         18. Purchaser's Tooling. Purchaser shall supply Supplier with the items of tooling (sometimes referred to as Purchaser's Tooling) as listed on Exhibit 4 hereto, for use by Supplier in connection with this Agreement. Purchaser's Tooling shall be used by Supplier only for Purchaser's benefit in

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connection with this Agreement. Such Purchaser's Tooling shall remain the property of Purchaser, and shall be promptly surrendered to Purchaser upon termination of this Agreement, except as otherwise provided in this Agreement, or except as otherwise agreed in writing by the parties. Supplier agrees to maintain on the Purchaser's Tooling any labels or other identifying signs as requested by Purchaser to confirm Purchaser's ownership of the Purchaser's Tooling. Supplier shall be responsible for any damages to the Purchaser's Tooling while in Supplier's facility, except to the extent such damages are due to the fault of Purchaser. Supplier agrees to maintain the Purchaser's Tooling during the term of this Agreement in accordance with Supplier's reasonable customary standards as applicable to similar tooling owned or otherwise used by Supplier. Supplier shall allow Purchaser access to Purchaser's Tooling during Supplier's normal business hours, or as otherwise reasonably necessary, as requested by Purchaser.

         19. Government Inspections Supplier shall advise Purchaser on the same day if an authorized agent of the FDA or other governmental agency visits Supplier's manufacturing facility and requests or requires information or changes which directly pertain to the SNAs. Purchaser will be provided copies of any FDA or governmental agency correspondence or inquiries within 24 hours including inspections, receipt of Form 483's, notice of adverse findings and regulatory letters pertaining to the SNAs.

         20. Liability Insurance. Within 10 days after the effective date of this Agreement, Supplier shall furnish to Purchaser written

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evidence of products and contractual liability insurance covering Supplier (with
Purchaser named as an additional insured) with respect to Supplier's obligations under this Agreement, which insurance coverage shall be maintained at all times during this Agreement. Such coverage shall afford at least $10,000,000 each occurrence combined single limit bodily injury/property damage and $10,000,000 annual aggregate liability limits. Such evidence of insurance coverage may be either a copy of the effective policy or a reasonably acceptable certificate of insurance from the insurer. The referenced insurance coverage shall not be changed or canceled without the insurer providing Purchaser at least 30 days prior written notice.

         21. Failure to Supply. In the event that any failure by Supplier to supply SNAs under this Agreement lasts longer than 120 days, Purchaser shall have (among its other remedies) the right to utilize an alternate supplier for the SNAs. If Purchaser elects to utilize such alternate supplier, Supplier shall provide all reasonable technical assistance and know-how (at no charge) to allow the alternate supplier to produce the SNAs for Purchaser during the period when Supplier fails to supply and for a period of 90 days thereafter.

         22. Public Announcements. Except as otherwise required by applicable law, neither party will originate any publicity, news release, or other public announcements written or oral whether to the public, press, stockholders, or otherwise relating to this Agreement or to performance hereunder without the prior written

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consent of the other party hereto (which consent shall not be unreasonably withheld).

         In Witness Whereof, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                                 Johnson & Johnson Medical, Inc.
                                                 By    /s/  Jan Egberts, M.D.
                                                    ----------------------------


                                                 Bio-Plexus, Inc.
                                                 By    /s/ Ronald A. Haverl
                                                    ----------------------------


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